Exhibit 10.10

CBTX, INC.

2017 OMNIBUS INCENTIVE PLAN

FORM OF RESTRICTED STOCK AWARD GRANT NOTICE

CBTX, Inc., a Texas corporation, (the “Company”), pursuant to its 2017 Omnibus Incentive Plan, as the same may be amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”) the number of shares of Restricted Stock set forth below. This award of Restricted Stock is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[ ]

Total Number of Shares of Restricted Stock:	[ ]

Grant Date:	, 20

Vesting Commencement Date:	, 20

Vesting Schedule:

Unless otherwise provided in the Agreement, the Award vest with respect to [   ] percent ([   ]%) of the total number of Shares of Restricted Stock on each of the first [  ] ([  ]) anniversaries of the Vesting Commencement Date, subject to the Participant’s continued status as an employee on each applicable vesting date, such that all Shares of Restricted Stock shall be fully vested on the [    ] anniversary of the Vesting Commencement Date.

By his or her signature below or by electronic acceptance or authentication in a form authorized by the Company, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement. If the Participant is married, his or her spouse has signed the Consent of Spouse attached to this Grant Notice as Exhibit B.

{Signature Page Follows}

CBTX, INC.		PARTICIPANT

By:		By:
Print Name:		Print Name:
Title:
Address:	9 Greenway Plaza, Suite 110
	Houston, Texas 77046	Address:

2

EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, CBTX, Inc., a Texas corporation (the “Company”) has granted to the Participant the number set forth in the Grant Notice of shares of Restricted Stock under the Company’s 2017 Omnibus Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

1.             Incorporation of Terms of Plan. The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.             Award of Restricted Stock.

(a)           Grant of Restricted Stock. Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan, the Grant Notice, and this Agreement, the Company has granted to the Participant this award (this “Award”) of Restricted Stock under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliate, and for other good and valuable consideration. The number of shares of Restricted Stock subject to the Award is set forth in the Grant Notice.

(b)           Book Entry Form; Certificates. At the sole discretion of the Administrator, the Restricted Stock will be issued in either (i) uncertificated form, with the shares of Restricted Stock recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 3(b) hereof, the Company shall remove such notations on any such vested shares of Restricted Stock in accordance with Section 2(e) below; or (ii) certificated form pursuant to the terms of Sections 2(c), (d) and (e) below.

(c)           Legend. Certificates representing the shares of Restricted Stock issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the shares have thereby become vested or forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN CBTX, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d)           Escrow. The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Restricted Stock until all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Restricted Stock issued to him or her. The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the

Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Restricted Stock (or Restricted Stock otherwise reacquired by the Company hereunder) to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)           Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Restricted Stock subject to the Award pursuant to Section 3(b) hereof, the Company shall, as applicable, either remove the notations on any shares subject to the Award issued in book entry form that have vested, or deliver to the Participant a certificate or certificates evidencing the shares subject to the Award that have vested. The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company. The shares so delivered shall no longer be subject to the Restrictions hereunder.

3.             Restrictions.

(a)           Forfeiture. Should the Participant cease to provide services to the Company (or any Subsidiary or Affiliate) in the capacity of an employee, director or consultant (collectively referred to herein as “Service”) for any reason or no reason, any portion of the Award (and the Restricted Stock subject thereto) that has not vested prior to or in connection with such termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such termination of employment (if any)) shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in any unvested Restricted Stock shall thereupon lapse and expire.  For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 4(c) hereof and the risk of forfeiture set forth in this Section 3(a).  No Restricted Stock which has not become vested as of the date on which the Participant incurs a termination of Service shall thereafter become vested.

(b)           Vesting and Lapse of Restrictions. Subject to Section 3(a) above, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).  In the event of a Change of Control, all outstanding unvested Restricted Stock subject to this Award shall become immediately and fully vested effective as of immediately prior to the effective time of such Change of Control.

(c)           Tax Withholding. As set forth in Section 15 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award. The Company shall not be obligated to deliver any new certificate representing shares of Restricted Stock to the Participant or the Participant’s legal representative or enter such shares of Restricted Stock in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of such shares of Restricted Stock.

(d)           Termination of Service. For purposes of this Agreement, the Participant’s date of termination of Service shall mean the date upon which the Participant ceases active performance of services for the Company, a Subsidiary or Affiliate, as determined by the Administrator following the provision of such notification of termination or resignation from Service and shall be determined solely by this Agreement and without reference to any other agreement, written or oral, including the Participant’s contract of employment (if any). Thus, in the event of termination of the Participant’s Service (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s contract of employment, if any), and unless otherwise expressly provided in this Agreement, any employment or consulting agreement with the Company or a Subsidiary, or determined by the Administrator, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date.  The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively performing Services for purposes of the Award (including whether the Participant may still be considered to be performing Services while on a leave of absence).

4.             Other Provisions.

(a)           Section 83(b) Election. If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

(b)           Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

(c)           Restricted Stock Not Transferable. Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Restricted Stock vests, the Restricted Stock (including any shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to the restrictions on transferability set forth in Section 24 of the Plan.

(d)           Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, the Participant shall possess all incidents of ownership of the shares of Restricted Stock, including, without limitation, (i) the right to vote such shares of Restricted Stock, and (ii) subject to Section 4(d), the right to receive dividends with respect to such shares of Restricted Stock of (but only to the extent declared and paid to holders of shares by the Company in its sole discretion), provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on the shares Restricted Stock.

(e)           Dividends. Any dividends with respect to the Restricted Stock (whether such dividends are paid in cash, stock or other property): (i) shall be subject to the same restrictions (including the risk of forfeiture) as the Restricted Stock with respect to which they are issued; (ii) shall herein be encompassed within the term “Restricted Stock”; (iii) may be held by the Company for the Participant prior to vesting; and (iv) if so held by the Company, shall be paid or otherwise released to the Participant, without interest, promptly after the vesting of the Restricted Stock with respect to which they were issued. If dividends are released to the Participant prior to the vesting of the Restricted Stock with respect to which they were issued, and such Restricted Stock fails to vest and is forfeited for any reason, the Participant shall return or repay such dividends to the Company, without interest, promptly following the forfeiture event.

(f)            Tax Advice.  The Participant represents, warrants and acknowledges that the Company has made no warranties or representations to the Participant with respect to the income tax, social contributions or other tax consequences of the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or the Company’s representatives for an assessment of such tax consequences.  THE

PARTICIPANT UNDERSTANDS THAT THE TAX AND SOCIAL SECURITY LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT IS HEREBY ADVISED TO CONSULT WITH HIS OR HER OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISORS REGARDING THE PARTICIPANT’S PARTICIPATION IN THE PLAN BEFORE TAKING ANY ACTION RELATED TO THE PLAN. NOTHING STATED HEREIN IS INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING TAXPAYER PENALTIES.

(g)           Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine. The Participant acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 4(c) of the Plan.

(h)           Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address maintained for the Participant in the Company’s records or at the address of the local office of the Company or of a Subsidiary or Affiliate at which the Participant works.

(i)            Further Instruments and Imposition of Other Requirements. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any shares of Restricted Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan.

(j)            Participant Acknowledgements.  In accepting the Award, the Participant acknowledges, understands and agrees that:

(i)            the grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of shares of Restricted Stock, or benefits in lieu of shares of Restricted Stock, even if shares of Restricted Stock have been granted in the past;

(ii)           the Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company or any Subsidiary or Affiliate, and shall not interfere with the ability of the Company or any Subsidiary or Affiliate, as applicable, to terminate the Participant’s employment or service relationship (if any);

(iii)          the Award and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(iv)          the Award and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(v)           no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s contact of employment, if any), and in consideration of the grant of the Award to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any of its Subsidiaries or Affiliates, waives his or her ability, if any, to bring any such claim, and releases the Company and its Subsidiaries and Affiliates from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(vi)          the future value of the shares of Restricted Stock is unknown, indeterminable, and cannot be predicted with certainty; and

(vii)         unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Restricted Stock.

(k)           Participant’s Representations. If the shares of Restricted Stock issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

(l)            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

(m)          Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas, U.S.A. without regard to the conflict-of-laws rules thereof or of any other jurisdiction.  For purposes of litigating any dispute that arises under this grant or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Texas, agree that such litigation shall be conducted in the courts of Jefferson County, Texas, or the federal courts for the United States for the Southern District of Texas, where this grant is made and/or to be performed.

(n)           Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all applicable law. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such applicable law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such applicable law.

(o)           Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

(p)           Successors and Assigns. The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates. Subject to the restrictions on transfer set forth in Section 4(c) hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

(q)           Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the

Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

(r)            Entire Agreement. The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

(s)            Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the shares of Restricted Stock issuable hereunder.

(t)            Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and State securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(u)           Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

(v)           Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

(w)          Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(x)           Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

(y)           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

(z)           Waiver. The Participant acknowledges that the Company’s waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

(aa)         Clawback. The Award and the shares of Restricted Stock subject to the Award shall be subject to the Clawback provisions contained in Section 34 of the Plan.

EXHIBIT B

CONSENT OF SPOUSE

I,                    , spouse or domestic partner of                      , have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice. In consideration of issuing to my spouse the shares of the common stock of CBTX, Inc. set forth in the Grant Notice, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of CBTX, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse